Exhibit 99.1

Consolidated Financial Statements
Vanliner Group, Inc. and Subsidiaries
Years Ended December 31, 2009, 2008, and 2007
With Report of Independent Auditors

Vanliner Group, Inc. and Subsidiaries
Consolidated Financial Statements
Years Ended December 31, 2009, 2008, and 2007

Report of Independent Auditors
The Board of Directors and Shareholder
Vanliner Group, Inc. and Subsidiaries
We have audited the accompanying consolidated balance sheets of Vanliner Group, Inc. and Subsidiaries (collectively the Company) as of December 31, 2009, 2008, and 2007 and the related consolidated statements of operations, shareholder’s equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Vanliner Group, Inc. and Subsidiaries at December 31, 2009, 2008, and 2007 and the consolidated results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Kansas City, Missouri
June 29, 2010

Vanliner Group, Inc. and Subsidiaries
Consolidated Balance Sheet
(In Thousands, Except Share Data)

	December 31
	2009	2008	2007

Assets
Cash and invested assets:
Held-to-maturity investments:
Bonds, at amortized cost (fair value of $339,875, $330,608, and $330,272, respectively	$334,187	$344,628	$330,658
Available-for-sale investments:
Bonds, at fair value	4,440	—	—
Preferred stocks, at fair value	3,864	2,416	23,738
Mutual funds, at fair value	10,233	7,930	11,878
Short-term investments, at cost, which approximates fair value	51,693	18,855	13,149
Cash	1,292	1,220	1,268

Total cash and invested assets	405,709	375,049	380,691

Premiums receivable, net of allowance for doubtful accounts of $682, $516, and $538, respectively	76,853	76,020	71,477
Reinsurance recoverable	69,157	32,797	32,352
Accrued investment income	4,363	5,351	5,069
Receivable from affiliate	3,250	3,647	3,942
Prepaid reinsurance premiums	11,776	11,427	7,748
Deferred policy acquisition costs	7,971	6,881	5,361
Deferred income tax asset	11,660	10,630	12,039
Property, at cost less accumulated depreciation of $4,482, $4,084, and $3,686, respectively	13,356	13,754	14,152
Licenses, net	1,855	1,855	1,855
Federal and state income taxes recoverable	—	293	200
Other assets	1,898	1,064	1,137

Total assets	$607,848	$538,768	$536,023

	December 31
	2009	2008	2007

Liabilities and shareholders’ equity
Reserve for unpaid losses and loss adjustment expenses	$357,107	$307,761	$306,892
Unearned premiums	87,022	80,908	77,091
Payable to reinsurers	8,684	12,022	4,991
Payable to affiliates	6,696	5,942	4,013
Federal and state income taxes payable	306	—	—
Other liabilities	13,734	14,236	12,725

Total liabilities	473,549	420,869	405,712

Shareholders’ equity:
Common shares, $1 par value; 2,000 shares authorized;1,000 shares issued and outstanding	1	1	1
Additional paid-in capital	11,554	11,554	11,554
Unrealized gain on securities available for sale, net of tax of ($1,366), $0, and $3,100, respectively	3,901	—	(4,958)
Retained earnings	118,843	106,344	123,714

Total shareholders’ equity	134,299	117,899	130,311

Total liabilities and shareholders’ equity	$607,848	$538,768	$536,023

    See accompanying notes.

Vanliner Group, Inc. and Subsidiaries
Consolidated Statements of Operations
(In Thousands)

	Year Ended December 31
	2009	2008	2007
Revenues:
Net premiums earned	$151,766	$149,051	$147,022
Net investment income	16,946	21,367	21,365
Net realized (losses) gains on investments	(3,489)	(40,416)	92
Other	328	694	917

Total revenues	165,551	130,696	169,396

Expenses:
Loss and loss adjustment expenses incurred	106,875	92,786	113,455
General and administrative	16,718	16,068	16,033
Corporate expense allocation	7,059	3,244	6,742
Depreciation	398	398	398
Other underwriting	15,601	15,552	13,087

Total expenses	146,651	128,048	149,715

Income before income taxes	18,900	2,648	19,681
Income tax expense	6,401	11,018	5,484

Net income	$12,499	$(8,370)	$14,197

See accompanying notes.

Vanliner Group, Inc. and Subsidiaries
Consolidated Statements of Shareholders’ Equity
(In Thousands)

			Unrealized
			Gain (Loss)
			on Securities
		Additional	Available for
	Common	Paid-In	Sale, net of	Retained
	Stock	Capital	Tax	Earnings	Total
January 1, 2007	$1	$11,554	$(321)	$109,517	$120,751
Comprehensive income:
Net income				14,197	14,197
Change in unrealized gain (loss) on securities available for sale, net of income tax of $(2,928) and $35 of realized gains reclassified into net earnings			(4,637)		(4,637)

Total comprehensive income					9,560

December 31, 2007	1	11,554	(4,958)	123,714	130,311
Comprehensive income:
Net loss				(8,370)	(8,370)
Change in unrealized gain (loss) on securities available for sale, net of income tax of $3,100 and $(32,795) of realized losses reclassified into net earnings			4,958		4,958

Total comprehensive loss					(3,412)
Dividends paid				(9,000)	(9,000)

December 31, 2008	1	11,554	—	106,344	117,899
Comprehensive income:
Net income				12,499	12,499
Change in unrealized gain (loss) on securities available for sale, net of income tax of $1,366 and $0 of realized losses reclassified into net earnings			3,901		3,901

Total comprehensive income					16,400

December 31, 2009	$1	$11,554	$3,901	$118,843	$134,299

      See accompanying notes.

Vanliner Group, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(In Thousands)

	Year Ended December 31
	2009	2008	2007
Operating activities
Net income (loss)	$12,499	$(8,370)	$14,197
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	398	398	398
Amortization	827	945	542
Net realized losses (gains) on investments	3,489	40,416	(92)
Deferred income tax benefit	(1,030)	(1,691)	(165)
Deferred acquisition costs capitalized	(15,227)	(12,972)	(11,107)
Amortization of deferred acquisition costs	14,137	11,452	10,434
Changes in assets and liabilities:
Premiums receivable, net	(833)	(4,543)	(1,855)
Reinsurance recoverable	(36,360)	(445)	6,793
Accrued investment income	988	(282)	(557)
Affiliate balances, net	1,151	2,224	520
Prepaid reinsurance premiums	(349)	(3,679)	(296)
Income taxes recoverable (payable)	599	(93)	105
Other assets	(834)	73	(598)
Reserve for losses and loss adjustment expenses	49,346	869	22,555
Unearned premiums	6,114	3,817	5,577
Payable to reinsurers	(3,338)	7,031	(1,212)
Other liabilities	(502)	(831)	451

Net cash provided by operating activities	31,075	34,319	45,690

Investing activities
Proceeds from maturities or sales of investment securities	91,666	127,820	50,147
Purchase of investment securities	(89,831)	(147,481)	(98,487)

Net cash provided by (used in) investing activities	1,835	(19,661)	(48,340)

Financing activities
Dividends paid	—	(9,000)	—

Net cash used in financing activities	—	(9,000)	—

Increase (decrease) in cash and short-term investments	32,910	5,658	(2,650)
Cash and short-term investments at beginning of period	20,075	14,417	17,067

Cash and short-term investments at end of period	$52,985	$20,075	$14,417

Supplemental disclosure of cash flow information
Cash paid during period for:
Income taxes, net	$4,662	$10,893	$5,284

See accompanying notes.

Vanliner Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in Thousands)
December 31, 2009, 2008, and 2007
1. Organization and Summary of Significant Accounting Policies
Organization and Financial Statement Presentation
Vanliner Group, Inc. (the Company) is a wholly owned subsidiary of UniGroup, Inc. (UniGroup). The Company is an affiliate of United Van Lines, LLC (United Van Lines) and Mayflower Transit, LLC (Mayflower Transit).
The consolidated financial statements of the Company include the operations of its wholly owned subsidiaries, Vanliner Insurance Company (Vanliner), which is engaged in insuring selected property and casualty risks throughout the United States, principally for agents of United Van Lines, Mayflower Transit, and other common carriers; TransProtection Service Company, which is an insurance broker and claims administrator; and Vanliner Reinsurance Limited, an insurance subsidiary that is a Bermuda corporation. All significant intercompany transactions and balances have been eliminated.
Use of Estimates
The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Estimates also affect the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.
Cash and Short-term Investments
Cash and short-term investments include cash and investments with maturities of three months or less when purchased. The fair value of cash and short-term investments approximates their carrying amount.
Premiums Receivable
Premiums receivable are reported net of allowance for doubtful accounts. The Company performs ongoing credit evaluations of its customers and provides for anticipated losses based on prior experience and specific collectability matters when they arise. The carrying amounts reported in the accompanying balance sheets for premiums receivable approximate fair value.

Vanliner Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in Thousands)
1. Organization and Summary of Significant Accounting Policies (continued)
Revenue Recognition
The Company’s written premiums, net of reinsurance ceded, are recorded as unearned premiums on the effective date of the policy (which typically have annual terms) and are recognized as earned premiums on a pro rata basis over the term of the policy.
The Company estimates accrued retrospective premium adjustments through the review of each individual retrospectively rated risk, comparing case-basis loss development with that anticipated in the policy contract to arrive at the best estimate of return or additional retrospective premium. The Company records accrued retrospective premiums through written premium.
Premium Deficiency Reserves
Premium deficiency reserves are established, when required, for the amount of the anticipated losses, loss adjustment expenses, commissions, and other acquisition costs and maintenance costs that have not been previously expensed in excess of the recorded unearned premium reserve, future installment premiums on existing policies, and anticipated investment income. The Company recorded no premium deficiency reserves at December 31, 2009, 2008, or 2007.
Policy Acquisition Costs
The costs of acquiring and renewing business, primarily commissions, premium taxes, and state fees and assessments are deferred and, to the extent recoverable, amortized over the effective period of the related policies.
Investment Securities
The bonds classified as held to maturity (HTM) are carried at cost, adjusted for amortization of premium and accretion of discount. The bonds classified as available for sale (AFS) are carried at fair value. Preferred stocks and mutual fund investments are classified as AFS securities and reported at fair value. Estimated fair values are determined primarily using market quotations.
In 2009, realized gains and losses, and declines in value judged to be other than temporary related to preferred stocks and mutual fund investments, are included in operations. With respect to bonds, when the fair value of a bond classified as HTM or AFS is less than its amortized cost,

Vanliner Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in Thousands)
1. Organization and Summary of Significant Accounting Policies (continued)
management assesses whether or not (1) it has the intent to sell the security or (2) it is more likely than not that the Company will be required to sell the security before its anticipated recovery. If either of these conditions is met, the Company must recognize an other than temporary impairment for the difference between the bond’s amortized cost basis and its fair value, and such amount is included in operations. For bonds that do not meet the above criteria and the Company does not expect to recover a bond’s amortized cost basis, the security is considered other than temporarily impaired. For these bonds, the Company separates the total impairment into the credit loss component and the amount of the loss related to other factors. In order to determine the amount of the credit loss for a bond, the Company calculates the recovery value by performing a discounted cash flow analysis based on the current cash flows and future cash flows management expects to recover. The amount of the total other than temporary impairment related to credit loss is recognized in operations. The amount of the total other than temporary impairment related to other factors is recognized in other comprehensive income. In 2008 and 2007, realized gains and losses, and declines in value judged to be other than temporary are included in operations.
For bonds that have recognized an other than temporary impairment through operations, if through subsequent evaluation there is a significant increase in cash flow expected, the difference between the amortized cost basis and the cash flows expected to be collected is accreted as interest income. Other than temporary losses of $2,309, $41,509, and $0 were recognized in 2009, 2008, and 2007, respectively.
The Company’s investment policy limits its exposure to concentrations of credit risk and restricts its investments to securities backed by the United States government and investment-grade financial instruments of states, municipalities, corporations, preferred stocks and approved mutual funds. Realized gains and losses are determined using the specific-identification basis.
Property
Property is recorded at cost. Improvements are capitalized, while repair and maintenance costs are charged to operations in the period incurred. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts; gains or losses are included in other revenue.
Depreciation of property is computed using the straight-line method over estimated useful lives of 40 years for buildings and improvements.

Vanliner Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in Thousands)
1. Organization and Summary of Significant Accounting Policies (continued)
Property is periodically reviewed for indicators of impairment. In the event indicators exist, the Company performs an analysis by comparing the carrying value of the assets with their estimated future undiscounted cash flows. If it is determined that an impairment loss has occurred, the loss is recognized during the period in which the loss was incurred. An impairment loss is calculated as the difference between the carrying value of the assets and the present value of estimated future net cash flows or comparable fair values, giving consideration to recent operating performance.
Long-lived assets to be disposed of are reported at the lower of carrying value or fair value less costs to sell. Reductions in carrying value are recognized in the period in which management commits to a plan to dispose of the assets.
Intangible Assets
Intangible assets consist of the cost of insurance licenses. Licenses with indefinite lives are not amortized but are reviewed for impairment annually or more frequently if impairment indicators arise.
Reinsurance
The Company maintains reinsurance agreements with unaffiliated insurance companies in order to reduce the exposure on any single loss. Reinsurance exists for all risks in excess of $1,000. Workers’ compensation policies, written at statutory limits, are 100% reinsured in excess of $1,000 up to $30,000. Commercial property policies are 100% reinsured in excess of $500 up to $10,000 per risk, with an additional catastrophic coverage of $500 in excess of $500 per occurrence. Umbrella liability policies written up to $5,000 excess limits are 95% reinsured, while umbrella liability policies written at limits above $5,000 are 100% reinsured. Cargo policies are reinsured in excess of $500 up to $40,000.
Losses and loss adjustment expenses were reduced by recoveries of $5,846, $3,664, and $7,461 for the years ended December 31, 2009, 2008, and 2007, respectively, for amounts paid by reinsurers. Reinsurance recoverables of $69,157, $32,797, and $32,352 included reinsurance recoverables related to paid claims of $158, $143, and $570 at December 31, 2009, 2008, and 2007, respectively.

Vanliner Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in Thousands)
1. Organization and Summary of Significant Accounting Policies (continued)
The Company limits its exposure to reinsurance credit risk through the diversification of its reinsurance programs among several reinsurers and credit quality guidelines for its reinsurers. These reinsurance agreements, however, do not relieve the Company of its primary obligation to policyholders.
Loss and Loss Adjustment Expense Reserves
Loss and loss adjustment expense reserves primarily represent an estimate of unpaid losses and loss adjustment expenses on reported and unreported claims of the Company. Estimates for claims are established by management, based on experience and assumptions about future events, and are reviewed by independent actuaries. The estimates are continually reviewed, and adjustments, if necessary, are reflected in current operations.
Income Taxes
Income taxes are provided on all revenue and expense items except for items representing a permanent difference between pretax accounting income and taxable income. Deferred income taxes are recorded based upon temporary differences between the financial statements and the tax bases of existing assets and liabilities.
Significant Concentrations of Credit Risk
A substantial portion of the Company’s insurance operations is conducted with companies and individuals in the moving and storage industry, a significant number of whom are agents of United Van Lines or Mayflower Transit. A significant portion of the Company’s premiums receivable is with customers in the moving and storage industry, a majority of whom are agents of United Van Lines or Mayflower Transit. Adverse conditions in the moving and storage industry could result in delays in payment or non-payment of such premiums receivable.

Vanliner Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in Thousands)
1. Organization and Summary of Significant Accounting Policies (continued)
Recently Adopted Accounting Standards
In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. (FIN) 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109, which was subsequently codified in Accounting Standards Codification (ASC) 740, Income Taxes. ASC 740 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This interpretation was effective for the Company in January 2009. As a result of the adoption, there were no items identified at the Company level that required a liability.
On January 1, 2008, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 157, Fair Value Measurements, which was subsequently codified in ASC 820, Fair Value Measurements and Disclosures. ASC 820 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements (see Note 3 for further information regarding the adoption of ASC 820).
During April 2009, the FASB issued certain amendments to ASC 820 and ASC 320, Investments — Debt and Equity Securities, that were intended to provide additional application guidance and enhance disclosures about fair value measurements and impairments of securities. These amendments clarify the objective and method of fair value measurement even when there has been a significant decrease in market activity for the asset being measured and establishes a new model for measuring other than temporary impairments for debt securities, including establishing criteria for when to recognize a write-down on debt securities through operations versus other comprehensive income. The Company adopted these amendments as of December 31, 2009, and there was no material impact to the consolidated financial statements as a result of the adoptions.
During May 2009, the FASB issued amendments to ASC 855, Subsequent Events. ASC 855 establishes evaluation principles and disclosure requirements for subsequent events. Upon implementation of ASC 855, an entity is required to disclose the date through which subsequent events have been evaluated, which should correspond with the date the financial statements were available to be issued. The Company has evaluated subsequent events through June 29, 2010 (see Note 14).

Vanliner Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in Thousands)
1. Organization and Summary of Significant Accounting Policies (continued)
Recently Issued Accounting Standard
Effective January 1, 2010, the Company will be required to adopt a portion of the amended guidance in ASC 820 that requires a number of additional disclosures regarding fair value measurements. The Company will be required to disclose the amounts of significant transfers between Level 1 and Level 2 and the reasons for the transfers; the reasons for any transfers in or out of Level 3; and information in the reconciliation of recurring Level 3 measurements about purchases, sales, issuances, and settlements on a gross basis. ASC 820 is also amended to clarify that the Company is required to provide fair value measurement disclosures for each class of assets and liabilities and disclose information about both the valuation techniques and inputs used in estimating Level 2 and Level 3 fair value measurements. The adoption of this amended guidance will require expanded disclosure in the notes to the Company’s consolidated financial statements but will not impact financial results.
2. Related Parties
The Company uses certain legal, financial, administrative, marketing, and information technology services provided by UniGroup. The cost of such services was approximately $7,059, $3,244, and $6,742 for the years ended December 31, 2009, 2008, and 2007, respectively.
The Company leases excess floor space in its home office building to UniGroup. Rental income from this lease was $2,100, $2,100, and $2,078 for the years ended December 31, 2009, 2008 and 2007, respectively.
A substantial portion of the Company’s business is conducted through or with agents of United Van Lines and Mayflower Transit. The Boards of Directors of the Company and these subsidiaries include individuals associated with 18 of these agents as Directors. The agencies with which these Directors (agent-Directors) are affiliated have been defined as related parties.
The Company sells insurance products to agents, including the agent-Directors. Purchase of insurance from the Company is not mandatory. Transactions between the Company and its agents are conducted on a uniform basis.
Sales of insurance to the agent-Directors are included in premiums earned and were $8,982, $10,185, and $10,187 for the years ended December 31, 2009, 2008, and 2007, respectively.

Vanliner Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in Thousands)
2. Related Parties (continued)
In conducting these transactions, the Company records, in its receivables and payables, balances that are due to or due from agents. The aggregate total of these balances result in a net receivable relating to agent-Directors of $464, $82, and $505 at December 31, 2009, 2008, and 2007, respectively.
3. Fair Value Measurements
The Company adopted the amended provisions of ASC 820 as of January 1, 2008 for its financial assets and financial liabilities that are measured at fair value. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and it establishes a framework for measuring fair value. Effective January 1, 2009, the Company adopted ASC 820 for the Company’s nonfinancial assets and liabilities that are measured at fair value. Neither adoption had a material effect on the Company’s determination of fair value.
In determining fair value, the Company principally uses the market approach, which generally uses market transaction data for the same or similar instruments. ASC 820 establishes a hierarchy for inputs used in determining fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that observable inputs be used when available.
Observable inputs are those used by market participants in valuing financial and nonfinancial instruments that are developed based on market data obtained from independent sources. In the absence of sufficient observable inputs, unobservable inputs reflect the Company’s estimates of the assumptions market participants would use in valuing assets and liabilities and are developed based on the best information available in the circumstances. The Company uses prices and inputs that are current as of the measurement date, including during periods of market disruption. In periods of market disruption, the ability to observe prices and inputs may be reduced for many instruments. This condition could cause an instrument to be reclassified from Level 1 to Level 2 or from Level 2 to Level 3.

Vanliner Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in Thousands)
3. Fair Value Measurements (continued)
Assets and liabilities recorded on the consolidated balance sheets at fair value are categorized in the fair value hierarchy based on the observability of inputs to the valuation techniques as follows:
Level 1: Assets and liabilities whose values are based on unadjusted quoted prices for identical assets or liabilities in an active market that the Company can access.
Level 2: Assets and liabilities whose values are based on the following:
a)	Quoted prices for similar assets or liabilities in active markets

b)	Quoted prices for identical or similar assets or liabilities in non-active markets

c)	Valuation models whose inputs are observable, directly or indirectly, for substantially the full term of the asset or liability
Level 3: Assets and liabilities whose values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. These inputs reflect the Company’s estimates of the assumptions that market participants would use in valuing the assets and liabilities.
The availability of observable inputs varies by instrument. In situations where fair value is based on internally developed pricing models or inputs that are unobservable in the market, the determination of fair value requires more judgment. The degree of judgment exercised by the Company in determining fair value is typically greatest for instruments categorized in Level 3. In many instances, valuation inputs used to measure fair value fall into different levels of the fair value hierarchy. The category level in the fair value hierarchy is determined based on the lowest level input that is significant to the fair value measurement in its entirety.

Vanliner Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in Thousands)
3. Fair Value Measurements (continued)
A summary of significant valuation techniques used by the Company in accordance with ASC 820 for assets and liabilities on a recurring and nonrecurring basis is as follows:
Level 1 Measurements
•	Mutual funds: Actively traded mutual funds that have daily quoted net asset values for identical assets that the Company can access.

•	Preferred stocks: Valued based on inputs including quoted prices for identical or similar assets in markets that are active.
Level 2 Measurements
•	Bonds available for sale: Valued based on inputs including quoted prices for identical or similar assets in non-active markets.
Level 3 Measurements
•	Preferred stock and bonds available for sale: Market sources, credit information, and observed market movements are used to evaluate the pricing applications.
The following table summarizes the Company’s financial assets measured at fair value on a recurring basis at December 31:

	Level 1	Level 2	Level 3	Total

2009
Corporate bonds	$—	$1,460	$2,980	$4,440
Preferred stocks	—	—	3,864	3,864
Mutual funds	10,233	—	—	10,233

Total assets at fair value	$10,233	$1,460	$6,844	$18,537

2008
Preferred stocks	$2,416	$—	$—	$2,416
Mutual funds	7,930	—	—	7,930

Total assets at fair value	$10,346	$—	$—	$10,346

Vanliner Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in Thousands)
3. Fair Value Measurements (continued)
There are no liabilities measured at fair value in the consolidated balance sheets on a recurring basis at December 31, 2009, 2008, or 2007.
The following table provides reconciliations for Level 3 assets measured at fair value on a recurring basis.

	Preferred	Corporate
	Stocks	Bonds	Total
Balance at January 1, 2009	$—	$—	$—
Total gains or losses (realized/unrealized):
Included in net income	—	—	—
Included in comprehensive income (loss)	1,448	67	1,515
Purchases, issuances, and settlements, net	—	2,913	2,913
Transfers into Level 3	2,416	—	2,416

Balance at December 31, 2009	$3,864	$2,980	$6,844

There are no assets or liabilities measured at fair value on a nonrecurring basis at December 31, 2009, 2008, or 2007.

Vanliner Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in Thousands)
4. Investment Securities
The carrying value and fair value of investment securities at December 31 were as follows:

	2009
	Carrying Value	Fair Value
U.S. government and agencies bonds (HTM)	$67,491	$67,335
States and municipalities bonds (HTM)	144,945	149,245
Corporate bonds (HTM)	121,751	123,295
Corporate bonds (AFS)	4,440	4,440
Preferred stock (AFS)	3,864	3,864
Mutual funds (AFS)	10,233	10,233

Total investments	$352,724	$358,412

	2008
	Carrying Value	Fair Value
U.S. government and agencies bonds (HTM)	$86,326	$86,997
States and municipalities bonds (HTM)	155,451	153,368
Corporate bonds (HTM)	102,851	90,243
Preferred stock (AFS)	2,416	2,416
Mutual funds (AFS)	7,930	7,930

Total investments	$354,974	$340,954

	2007
	Carrying Value	Fair Value
U.S. government and agencies bonds (HTM)	$158,595	$159,390
States and municipalities bonds (HTM)	112,178	113,104
Corporate bonds (HTM)	59,885	57,778
Preferred stock (AFS)	23,738	23,738
Mutual funds (AFS)	11,878	11,878

Total investments	$366,274	$365,888

Vanliner Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in Thousands)
4. Investment Securities (continued)
Gross unrealized gains related to those securities classified as HTM were $8,740, $5,230, and $3,219 at December 31, 2009, 2008, and 2007, respectively. Gross unrealized losses related to those securities classified as HTM were $3,052, $19,250, and $3,605 at December 31, 2009, 2008, and 2007, respectively.
Gross unrealized gains related to those securities classified as AFS were $3,964, $0, and $1 at December 31, 2009, 2008, and 2007, respectively. Gross unrealized losses related to those securities classified as AFS were $63, $0, and $8,059 at December 31, 2009, 2008, and 2007, respectively.
A summary of the carrying value and fair value of the Company’s investment in bonds classified as HTM at December 31, 2009, by contractual maturity, is as follows:

Maturity	Carrying Value	Fair Value
One year or less	$7,917	$8,003
One year through five years	107,482	109,697
Five years through ten years	89,897	93,200
After ten years	128,891	128,975

	$334,187	$339,875

A summary of the carrying value and fair value of the Company’s investment in bonds classified as AFS at December 31, 2009, by contractual maturity, is as follows:

Maturity	Carrying Value	Fair Value
One year or less	$4,339	$4,339
One year through five years	—	—
Five years through ten years	—	—
After ten years	101	101

	$4,440	$4,440

Actual maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

Vanliner Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in Thousands)
4.	Investment Securities (continued)
Securities with amortized cost of $30,173, $30,710, and $29,029 at December 31, 2009, 2008, and 2007, respectively, were on deposit with various states for the protection of the Company’s policyholders.
At December 31, 2009, 2008, and 2007, the aggregate amount of gross unrealized losses, the related fair values of investments with unrealized losses, and the length of time the securities have been in a continuous unrealized loss position are as follows:

	Losses Less Than 12 Months		Losses 12 Months or More
	Gross		Gross
	Unrealized		Unrealized
2009	Losses	Fair Value	Losses	Fair Value
U.S. government and agencies bonds (HTM)	$342	$32,808	$438	$1,562
States and municipalities bonds (HTM)	—	—	296	29,463
Corporate bonds (HTM)	111	23,444	1,865	31,409
Corporate bonds (AFS)	54	2,801	—	—

Total bonds	$507	$59,053	$2,599	$62,434

Preferred stocks	$9	$322	$—	$—

	Losses Less Than 12 Months		Losses 12 Months or More
	Gross		Gross
	Unrealized		Unrealized
2008	Losses	Fair Value	Losses	Fair Value
U.S. government and agencies bonds	$84	$5,913	$941	$1,059
States and municipalities bonds	3,194	60,579	957	23,679
Corporate bonds	7,784	31,937	6,290	21,252

Total bonds	$11,062	$98,429	$8,188	$45,990

Vanliner Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in Thousands)
4. Investment Securities (continued)

	Losses Less Than 12 Months		Losses 12 Months or More
	Gross		Gross
	Unrealized		Unrealized
2007	Losses	Fair Value	Losses	Fair Value
U.S. government and agencies bonds	$209	$784	$386	$10,614
States and municipalities bonds	99	18,383	221	16,872
Corporate bonds	1,277	12,595	1,413	17,267

Total bonds	$1,585	$31,762	$2,020	$44,753

Preferred stocks	$3,752	$14,544	$3,274	$8,194

Mutual funds	$$1,033	$11,878	$—	$—

At December 31, 2009, the Company’s bond and preferred stock portfolios included 74 issues out of 267 on which the estimated fair value is below amortized cost, with individual losses ranging up to $473. The Company has reviewed the nature of these declines and concluded that they arose primarily from interest rate fluctuations. As the Company does not intend to sell the securities and does not believe it is likely that the Company will be required to sell the investments prior to recovery, impairment losses have been considered temporary in nature.
In 2009, bonds classified as HTM were sold due to the significant deterioration in the issuer’s creditworthiness. The bonds had a carrying value of $3,957. Proceeds from the sale were $2,640, resulting in a realized loss of $1,317.
In 2009, 2008, and 2007, the Company realized gains of $137, $1,093, and $175 and realized losses of $3,626, $41,509, and $83, respectively, related to its investment portfolio. Realized losses of $2,309 in 2009 were primarily the result of management assessing the Company’s portfolio investments as other than temporarily impaired and $1,317 as a result of disposing of a security. Realized losses of $41,509 in 2008 were primarily the result of management assessing the Company’s portfolio investments as other than temporarily impaired.

Vanliner Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in Thousands)
5. Securities Lending
The Company has participated in securities lending since 2002, which is a temporary exchange of lendable securities for cash collateral between a lender (Company) and an approved borrower (typically a brokerage firm) through an agent. The Company makes available to the agent some or all of the securities the Company owns. The agent makes available to borrowers the list of securities offered by the Company. The borrower identifies the securities it wishes to borrow and posts cash collateral of the loaned security’s fair value with the agent. The cash collateral equal to 102% posted by the borrower with the agent is invested by the agent in a business trust of which the Company is a participant. The business trust invests the cash in a pool of assets, in accordance with a set of investment guidelines specified for the trust.
As of December 31, 2008 and 2007, the Company had $42,020 and $82,352, respectively, of securities lent under the arrangement that consisted primarily of bonds. The collateral owned by the agent had a fair value of $39,400 with $42,901 in outstanding loans at December 31, 2008, representing approximately 102% of the securities borrowed. Collateral was restricted and not available for general use by the Company. In 2008, the Company experienced a net realized loss of approximately $2,341. In years prior to 2008, there were no losses in securities lending experienced by the Company as the collateral was equal to or exceeded the outstanding loans. The collateral owned by the agent had a book and fair value of approximately $84,000 at December 31, 2007, representing approximately 102% of the securities borrowed. The Company ended its securities lending program in November 2009. The Company experienced a net unrealized gain of $1,167 and a net realized gain of $2 during this period.
6. Premiums
Net premiums earned for the years ended December 31, 2009, 2008, and 2007 were as follows:

	2009	2008	2007

Direct premiums earned	$173,255	$168,224	$165,016
Reinsurance ceded	(21,489)	(19,173)	(17,994)

Net premiums earned	$151,766	$149,051	$147,022

Vanliner Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in Thousands)
6.	Premiums (continued)
Net premiums written for the years ended December 31, 2009, 2008, and 2007 were as follows:

	2009	2008	2007

Direct premiums written	$179,368	$172,041	$170,594
Reinsurance ceded	(21,838)	(22,851)	(18,291)

Net premiums written	$157,530	$149,190	$152,303

7. Property
The components of property at December 31 were as follows:

	2009	2008	2007

Land and improvements	$2,100	$2,100	$2,100
Buildings and improvements	15,738	15,738	15,738

Property, at cost	17,838	17,838	17,838
Less: accumulated depreciation	4,482	4,084	3,686

Net property	$13,356	$13,754	$14,152

Depreciation expense was $398 for 2009, 2008, and 2007.

Vanliner Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in Thousands)
8. Loss and Loss Adjustment Expense Reserves
Activity in the Company’s reserve for losses and loss adjustment expenses for the years ended December 31, 2009, 2008, and 2007 were as follows:

	2009	2008	2007

Balance, beginning of year	$307,761	$306,892	$284,340
Less reinsurance recoverable on unpaid losses	32,654	31,782	38,424

Net balance, beginning of year	275,107	275,110	245,916

Incurred related to:
Current year	150,413	145,690	143,403
Prior years	(43,538)	(52,904)	(29,948)

Total incurred	106,875	92,786	113,455

Paid related to:
Current year	29,461	31,078	28,565
Prior years	64,413	61,711	55,696

Total paid	93,874	92,789	84,261

Net balance, end of year	288,108	275,107	275,110
Add reinsurance recoverable on unpaid losses	68,999	32,654	31,782

Balance, end of year	$357,107	$307,761	$306,892

Total incurred losses and loss adjustment expenses decreased by $42,191, $4,533, and $819 in 2009, 2008, and 2007, respectively, as a result of reinsurance ceded. Prior year incurred losses and loss adjustment expenses decreased by $43,538, $52,904, and $29,948 in 2009, 2008, and 2007, respectively. The Company writes certain long-tail casualty lines of business such as workers’ compensation and commercial auto liability that can experience significant variability in the frequency and severity of incurred losses. Based on adverse trends in incurred loss development that were identified in prior years, the Company implemented various changes in its underwriting, claims, and loss reserve estimation process. The impact of these changes materialized in 2009, 2008, and 2007 as the ultimate loss reserve estimates were determined to be significantly less than the amounts that were originally estimated.

Vanliner Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in Thousands)
8.	Loss and Loss Adjustment Expense Reserves (continued)
Included in the above amounts, the Company experienced $2,506, $2,488, and $536 of unfavorable prior year loss development on retrospectively rated policies in 2009, 2008, and 2007, respectively. However, since the business to which these retrospectively rated policies relate is subject to premium adjustments, there was no significant impact on earnings. The Company records accrued retrospective premium through written premium.
9. Income Taxes
The effective tax rate for 2009 was 33.9% compared with 416.1% in 2008, and 27.9% in 2007. The effective tax rates for 2009, 2008, and 2007 differ from the expected federal tax rate of 35%, due to the effect of state income taxes and tax-exempt interest. In addition, in 2008 the effective tax rate differed from the statutory rate primarily due to significant investment losses for book purposes.
The components of income tax expense for the years ended December 31 were as follows:

	2009	2008	2007

Current:
Federal expense	$7,260	$12,637	$5,584
State expense	171	72	65
Deferred federal benefit	(1,030)	(1,691)	(165)

	$6,401	$11,018	$5,484

Vanliner Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in Thousands)
9.	Income Taxes (continued)
The components of deferred income tax assets and liabilities at December 31 were as follows:

	2009	2008	2007

Accrued insurance claims	$8,937	$7,955	$7,837
Unearned premiums	5,267	4,878	4,884
Accrued expenses	226	209	268
Allowance for bad debts	238	183	188
Unrealized loss on investments	—	—	3,100
Accrued liabilities, other	742	718	627
Investment write-down	15,061	14,157	—

Gross deferred income tax assets	30,471	28,100	16,904
Valuation allowance	(11,435)	(11,863)	—

Net deferred income tax assets	19,036	16,237	16,904

Depreciation	(2,517)	(2,369)	(2,213)
Deferred policy acquisition costs	(2,790)	(2,776)	(2,189)
Unrealized gain on investments	(1,366)	—	—
Insurance licenses	(407)	(407)	(407)
Other	(296)	(55)	(56)

Gross deferred income tax liabilities	(7,376)	(5,607)	(4,865)

Net deferred income tax asset	$11,660	$10,630	$12,039

A valuation allowance is required to be established for deferred income tax assets if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax-planning strategies in making this assessment. The change in the valuation allowance is the result of recognizing other than temporary impairments in 2009 and 2008 and the current weight of evidence supporting the realization of these assets.

Vanliner Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in Thousands)
9. Income Taxes (continued)
In June 2006, the FASB issued new guidance now codified in ASC 740. This interpretation clarified the accounting for uncertainty in income taxes recognized in the financial statements. ASC 740 prescribed a recognition threshold and required a measurement of a tax position taken or expected to be taken in a tax return. This interpretation also provided guidance on the treatment of derecognition, classification, interest and penalties, accounting in interim periods, and disclosure. The Company adopted the provisions of ASC 740 on January 1, 2009. As a result of the implementation the Company recognized no net difference in the liability for unrecognized tax benefits and made no net change to opening retained earnings.
The Company recognizes interest and penalty expense related to unrecognized tax positions as a component of the income tax provision. As of December 31, 2009, 2008, and 2007, the Company had not recognized any reserves for uncertain tax positions or any related interest or penalties.
The Company files tax returns in U.S jurisdiction and several state jurisdictions. As of 2009, the tax years that remain subject to examination begin with 2007.
10. Comprehensive Income
The components of comprehensive income (loss) for the years ended December 31 were as follows (net of tax):

	2009	2008	2007

Net income (loss)	$12,499	$(8,370)	$14,197
Change in unrealized gain (loss) on securities available for sale, net of income taxes	3,901	4,958	(4,637)

Comprehensive income (loss)	$16,400	$(3,412)	$9,560

Vanliner Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in Thousands)
11. Employee Benefit Plans
UniGroup has a retirement savings plan (the Plan), which allows eligible employees of the Company to make contributions by salary reduction pursuant to Section 401(k) of the Internal Revenue Code. Prior to June 1, 2009, employee contributions were matched 100% by the Company up to 6% of the employee’s compensation. Effective June 1, 2009, the Plan was amended to change the Company match to 100% of the first 3% of employee compensation contributed to the plan plus 50% of the next 2% of employee compensation contributed to the Plan. Employees vest immediately in their contributions and in the Company’s contribution. The Company’s contributions to the Plan were $300, $352, and $355 for 2009, 2008, and 2007, respectively.
12. Commitments and Contingencies
The Company is involved in several lawsuits that are incidental to its business. Management believes that the ultimate resolution of such pending proceedings is not reasonably likely to have a material effect on the Company’s financial position, results of operations, or cash flows.
The Company has purchased annuities from a life insurer under which the claimants are payees. These annuities have been used to reduce unpaid losses by $817, $840, and $861 as of December 31, 2009, 2008, and 2007, respectively. The Company has a contingent liability of $817 at December 31, 2009, should the insurer of these annuities fail to perform under the terms of the annuities.
As of December 31, 2009, 2008, and 2007, the Company accrued a liability for guaranty fund and other assessments of $1,898, $1,573, and $1,024, respectively. This accrual represents management’s best estimate based on information received from the states in which the Company writes business and may change due to many factors, including the Company’s share of the ultimate cost of current insolvencies and actual assessments. The period over which the assessments are expected to be paid is up to one year.

Vanliner Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in Thousands)
13. Statutory Disclosures
Net income and surplus reported by Vanliner in its report filed with the Missouri Department of Insurance, Financial Institutions and Professional Registration (the Department), using statutory accounting principles and practices prescribed or permitted by the Department are as follows:

	2009	2008	2007

Net income for the year ended December 31	$8,160	$(11,019)	$12,567
Surplus at December 31	119,028	106,883	118,555
Under Missouri Law, Vanliner must obtain the prior approval of the Insurance Commissioner to pay dividends in any twelve-month period that exceed the greater of (1) 10% of statutory surplus as of the preceding December 31 or (2) net income excluding net realized capital gains for the preceding full calendar year. Vanliner paid a $9,000 dividend to UniGroup in June 2008. The dividend was ordinary and did not require regulatory approval. No dividends were paid during 2009 or 2007. The maximum dividend payment that Vanliner may make without prior approval in 2010 is $11,903.
Property/casualty insurance companies are subject to certain risk-based capital (RBC) requirements as specified by the National Association of Insurance Commissioners (NAIC). Under those requirements, the amount of capital and surplus maintained by a property/casualty insurance company is to be determined based on the various risk factors related to it. At December 31, 2009, 2008, and 2007, the Company exceeded the RBC requirements.
14. Subsequent Events
On April 26, 2010, UniGroup reached an agreement to sell the Company to National Interstate Insurance Company, a specialty property and casualty insurance company. The transaction is expected to close at the end of the second quarter 2010.